Exhibit 99


                                                                               L



                                                           For Immediate Release
                                                           ---------------------





LOCKHEED MARTIN SUBSTANTIALLY REDUCES EARNINGS OUTLOOK FOR 1999 AND 2000; STRATEGIC, OPERATIONAL AND ORGANIZATIONAL REVIEW CONTINUES


Bethesda, Maryland, June 9, 1999--Lockheed Martin Corporation (NYSE:LMT) today announced that it has completed a detailed financial review as part of an ongoing assessment of the company's strategy, operations and organization. The review is part of a continuing top to bottom assessment of Lockheed Martin activities aimed at improving quality, reducing costs and improving returns to shareholders. The ongoing assessment already has resulted in several actions including management changes in key business units.

The completion of the financial review has resulted in a substantial reduction of the current earnings outlook for 1999 and 2000. The Corporation now expects, excluding the effects of nonrecurring and unusual items (see note 1), earnings per diluted share of at least $1.50 for 1999, and at least $2.15 in 2000. For the second quarter 1999, a loss per diluted share between $0.10 and $0.15 is expected. Free cash flow estimates are also being reduced to $0.5 billion in 1999 and $0.9 billion in 2000.

The principal reasons for the revised financial outlook are increased cost growth, reduced production rates and delivery delays on the C-130J program; recent launch vehicle failures; and delays of launches and commercial satellite deliveries. The earnings outlook also excludes most of the previously anticipated portfolio shaping gains.

------------------------
1 Nonrecurring and unusual items include the cumulative effect adjustment related to the adoption of Statement of Position No. 98-5 and the effects of significant portfolio shaping actions, such as the gain related to the sale of a portion of the Corporation's investment in L-3 Communications Corporation. The combined effect of the above two items was a reduction to diluted earnings per share from the first quarter, 1999 of $0.74.

"Clearly our forecasts about some key programs have not been realized, and we have not executed consistently across the Corporation to our expectations," said Vance Coffman, Lockheed Martin chairman and chief executive officer. "We will continue to examine operational, organizational and strategic alternatives, and we are prepared to make further changes necessary to achieve outstanding performance and increase shareholder value. We will communicate these changes as they occur. We are examining each of our markets and positions in those markets. We are working to fix processes and procedures that affects our performance and customer confidence," Coffman said.

"Our shareholders, customers and employees should not lose sight of Lockheed Martin's strengths and opportunities. We are privileged to be the nation's leading defense contractor. We intend to remain so despite recent setbacks. By focusing on quality, cost performance and overall execution for our customers, we will deliver on our commitments," Coffman stated.

In addition to management changes and the previously announced review of the space sector by an independent panel of experts -- whose recommendations are due September 1 -- corporatewide workforce reductions of more than 8,000 have been announced or have taken place since January 1, 1999.

Key Factors - 1999:
------------------

Based on the review completed to date, the Corporation has identified the following factors which are expected to negatively impact earnings:

 . C-130J: The annual production rate will be between 16 and 19 aircraft, and will not increase to 24 as previously projected. Cost growth has continued due to existing and incremental customer requirements on the 83 aircraft under contract. Thirty aircraft are now expected to be delivered in 1999, which is at the low end of the 30-35 range established earlier this year. Revised C-130J assumptions regarding cost performance, production rate and delivery timing account for approximately $275 million in reduced net earnings expectations, or $0.70 per diluted share.

 . Launch Vehicles: Launches of 8 Atlas launch vehicles are expected for 1999, rather than the earlier projected range of 10-12. The delays are caused by the review of recent launch vehicle upper stage failures. Launches of 8 Proton launch vehicles are expected for 1999, rather than 8-10 as previously expected because of the potential delay of those launches planned for year-end. Reduced award and incentive fees on the Titan IV launch program and costs of corrective actions are anticipated due to the April 30 launch failure as well as a more conservative assessment of future program performance. We anticipate launching 2 Titan IV's and 2 Titan II's during the remainder of 1999.

 . Commercial Satellites: Higher than anticipated costs and fewer orders are expected to reduce the profitability of the commercial satellite manufacturing business. Backlog currently stands at $750 million with 13 geosynchronous satellites in various stages of production. There will be a delay in recognition of orbital incentives from Space Imaging since the CRSS-1 satellite failed to reach proper orbit on the Athena II launch April 27, 1999. A second satellite currently is in the later stages of production and is expected to be launched during the second half of 1999.

 . Portfolio shaping initiatives: Most portfolio shaping gains are not included in our outlook to reflect the uncertainty of timing of these gains. Only those items with a high probability of occurrence are included. Pre-tax gains in 1999 are expected to be about $10 million.

 . Summary for 1999: Anticipated timing delays have reduced net earnings expectations by $125 million, or $0.31 per diluted share; performance issues have reduced earnings expectations by $205 million, or $0.54 per diluted share; and portfolio shaping gains by $125 million, or $0.31 per diluted share; and the previously mentioned $0.70 per diluted share reduction attributable to the C-130J program.

Key Factors  2000:
-----------------
Based on the review completed to date, the Corporation has identified the following factors which are expected to negatively impact earnings:

 . C-130J: The production rate is expected to remain in the mid-teens, and will not increase to the mid-20s as previously anticipated. Cost increases are expected to continue to reduce profit recognition until backlog aircraft are delivered. Deliveries are anticipated to be in the low 20's range rather than the mid-20's as previously anticipated. Revised C-130J assumptions on cost performance, production rate and delivery timing account for approximately $110 million in reduced earnings expectations, or $0.26 per diluted share.

 . Launch Vehicles: Launches of 7-9 Atlas launch vehicles are expected in 2000, rather than 10-12 previously expected. Launches of 8 Proton launch vehicles are expected, rather than the 9-11 previously expected. This outlook assumes that the Proton launch quota issue will be favorably resolved and therefore will not negatively impact launches in 2000. The impact of a more conservative assessment of program performance on the Titan IV program is also reflected in this outlook.

 . Expectations for sales growth and margin expansion in all sectors are generally being reduced across the board.

 . Most portfolio shaping gains are being removed from the Corporation's outlook for 2000.

 . Consistent with our prior outlook, we have included the effect of dilution from the proposed Comsat transaction.

 . Summary for 2000: Anticipated timing delays are projected to reduce earnings expectations by $140 million, or $0.33 per diluted share; performance issues by $345 million, or $0.84 per diluted share; portfolio shaping gains by $35 million, or $0.07per diluted share; and the previously mentioned $0.26 per diluted share reduction attributable to the C-130J program.

Coffman, in looking to the future, noted that, "Demand for our products and services is very strong and our technology is second to none at a time when defense outlays are likely to increase. In fact, we have more than $20 billion in contract opportunities during the next 12 months. Moreover, our recent MEADS win and our PAC 3 anti-ballistic missile test success, fighter orders from Greece and Egypt and our capture of the Nike and Gateway IT contracts underscore the bright prospects we have on the horizon."

Headquartered in Bethesda, Maryland, Lockheed Martin is a highly diversified global enterprise principally engaged in the research, design, development, manufacture and integration of advanced-technology systems, products and services. The Corporation's core businesses span space, electronics, aeronautics, information and services, telecommunications, energy and systems integration. Employing more than 161,000 people worldwide, Lockheed Martin had 1998 sales surpassing $26 billion.


                                      ###

NEWS MEDIA CONTACT:                             James Fetig 301/897-6352

INVESTOR RELATIONS CONTACT:                     James Ryan, 301/897-6584 or
                                                Randa Middleton, 301/8976455
Web site: www.lmco.com
          ------------

          NOTE: Statements in this press release are considered forward-looking statements under the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including the statements relating to projected future financial performance. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project.

          As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect events or circumstances or changes in expectations or the occurrence of anticipated events.

          In addition to the factors set forth in our filings with the Securities and Exchange Commission (www.sec.gov), the following
                                              -----------
          factors could affect the forward-looking statements: continued difficulties during space launches or adverse actions resulting from space industry reviews by the U.S. military or the Clinton Administration; the timely resolution of the quota restriction on Proton launches depends on factors outside our control; continued difficulties with cost growth and performance issues relating to the C-130J program; the ability for Space Imaging to timely or successfully launch its second satellite; the ability to achieve or quantify savings for our customers or ourselves in our global cost-cutting program; the ability to obtain or the timing of obtaining future government awards, the availability of government funding and customer requirements, economic conditions, competitive environment, timing of awards and contracts; timing of product delivery and launches, customer acceptance and the outcome of contingencies including completion of acquisitions and divestitures, litigation and environmental remediation, Year 2000 remediation, program performance, the ability to consummate the COMSAT transaction. These are only some of the numerous factors which will affect the forward-looking statements in this press release, many of which are difficult to predict.